ABN AMRO Series 1998 4 Aggregate Statement of Principal and Interest Distributions to Certificateholders for 200201 to 200212
Class	Principal	Interest	Ending Principal Balance
R (Component R 1)	0.00	49,759.43	0.00
A 1	6,755,267.30	255,770.43	0.00
A 10	0.00	0.00	0.00
A 11	1,354,764.91	0.00	0.00
A 12	0.00	2,818,800.00	41,760,000.00
A 13	22,746,344.03	745,064.83	0.00
A 14	7,276,720.30	300,285.52	0.00
A 15	2,277,442.29	1,015,875.00	12,772,557.71
A 16	0.00	658,125.00	9,750,000.00
A 2	10,594,076.69	380,721.05	0.00
A 3	19,149,966.98	2,042,068.96	17,282,736.09
A 4	0.00	137,280.00	2,112,000.00
A 5	0.00	375,570.70	1,998,526.23
A 6	21,539,358.27	560,737.06	0.00
A 7	25,711,036.32	656,447.95	0.00
A 8	2,673,947.77	82,502.22	0.00
A 9	0.00	0.00	0.00
A P	402,259.59	0.00	970,006.18
A X	0.00	391,432.10	3,157,166.99
B 1	39,484.73	198,135.59	2,913,742.64
B 2	20,910.30	104,928.57	1,543,058.63
B 3	13,940.33	69,953.09	1,028,715.94
B 4	11,616.96	58,294.22	857,263.26
B 5	11,622.80	58,323.64	857,695.81
M	88,250.08	442,841.80	6,512,343.37
R (Component R 2)	0.00	49,761.65	0.00